UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2024 (April 2, 2024)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6280 America Center Drive, Suite 200

San Jose, California, 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

195 South Milpitas Blvd.

Milpitas, California, 95035

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 2, 2024, View, Inc. (the “Company” or “View”), View Operating Corporation and Iotium, Inc. (together with the Company, the “Debtors”) entered into a Restructuring Support Agreement (including all exhibits thereto, the “RSA”) with (i) term loan lenders holding approximately 100% of the aggregate principal amount of the Company’s senior secured term loan, (ii) convertible noteholders holding 90.3% of the aggregate principal amount of the Company’s 6.00% Cash / 9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”) (the parties described in (i) and (ii) collectively, the “Consenting Creditors”), and (iii) affiliate non-debtor guarantors View Smart Building Technology Inc., Iotium Systems Private Limited, and Iotium Systems Australia PTY LTD (together, the “Consenting Non-Debtor Guarantors”). Pursuant to the RSA, the Debtors and Consenting Creditors intend to implement a prepackaged restructuring by which holders of the Debtors’ existing funded debt will receive 100% of the equity of the reorganized Company.

The parties to the RSA include: RXR FP Investor LP, RXR FP Investor II LP, RXR FP Investor III LP, RXR FP Investor IV LP, RXR FP Investor V LP and RXR FP GP LLC (certain of which are lenders under the Credit Agreement (as defined below), and affiliates of RXR Realty, which is a holder of Notes, has a Board appointment right and previously designated a member of the Company’s Board of Directors, and is a party with which the Company has an existing commercial relationship and with which it has engaged in prior corporate transactions), Anson Investments Master Fund LP, Anson East Master Fund LP, Anson North Star Tactical Equity Fund LP, Arch Anson Tactical Real Estate Fund LP, Arch Anson Tactical Real Estate NR Fund LP, Anson Opportunities Master Fund LP, Bridger Holdings, LP, NBT Capital, LLC and Affinius Capital (holders of Notes and lenders under the Credit Agreement), Future Solution Investments, LLC, Kaul Family Revocable Trust and Handler Revocable Trust (holders of Notes) and CF Principal Investments, LLC, CF Finance Holdings II, LLC, CFV Investments, LLC, Cantor Fitzgerald Securities, Cantor Fitzgerald & Co. (affiliates of Cantor Fitzgerald, a lender under the Credit Agreement, placement agent for the Notes, and a holder of Notes) and/or one or more of their affiliates.

The RSA reflects an agreement by the Company and Consenting Creditors to implement a prepackaged restructuring of the Company and other Debtors through the commencement of voluntary chapter 11 cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), with a prepackaged chapter 11 plan (the “Prepackaged Plan”), a copy of which is attached as Exhibit B to the RSA. Trade claims and other general unsecured claims are expected to be unaffected by the Prepackaged Plan.

The transactions contemplated by the RSA and the Prepackaged Plan include, among other things: (i) the reinstatement of loans under the loan agreement between the Company and the Missouri Developmental Authority; (ii) the conversion of the senior secured term loans into 54.2% of the equity interests of the reorganized Company; (iii) the conversion of the unsecured Notes into 10% of the equity interests of the reorganized Company; (iv) issuance of 35.8% of equity interests in the reorganized Company to the lenders that provide the Tranche C Funding Commitment (as defined in the RSA); and (v) the cancellation of all existing equity interests of all Debtors, including the common stock of View. The RSA also contemplates a $17.5 million debtor-in-possession (“DIP”) financing facility to be provided by the certain existing lenders, which may be rolled into an exit facility and upon emergence, a $32.5 million new-money exit financing facility.

The RSA contains customary representations, warranties, affirmative and negative covenants, and events of default. The RSA contains milestones relating to the Chapter 11 Cases (as defined below), which include the dates by which the Debtors are required to, among other things, file certain motions and documents (including the Prepackaged Plan and disclosure statement for the Prepackaged Plan (the “Disclosure Statement”)) with the Bankruptcy Court, obtain certain orders of the Bankruptcy Court and consummate the Debtors’ emergence from Chapter 11 protection. Among other dates set forth in the RSA, the RSA contemplates that the Debtors (i) commence solicitation of votes on the Prepackaged Plan by no later than April 2, 2024, (ii) commence the Chapter 11 Cases no later than 7 business days following commencement of solicitation; (iii) file the Prepackaged Plan, Disclosure Statement, solicitation procedures motion and motion approving the DIP Facility with the Bankruptcy Court on the Petition Date, (iii) obtain approval of the DIP financing on a final basis no later than 35 calendar days following the Petition Date; (iv) obtain confirmation of the Prepackaged Plan by no later than 45 calendar days after the Petition Date, and (iv) effectuate the Prepackaged Plan by no later than 60 calendar days after the Petition Date.

The RSA may be mutually terminated by the Required Consenting Creditors (as defined in the RSA) and the Company. The RSA will automatically terminate after the effective date of the Prepackaged Plan. Moreover, the Consenting Creditors, the Consenting Non-Debtor Guarantors, and the Company each have termination rights if certain conditions, including milestones set forth in the RSA, as applicable, are not met.

The foregoing description of the RSA and the transactions and documents contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the RSA, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The transactions contemplated by the RSA and the Prepackaged Plan are subject to certain customary conditions, including approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Accordingly, no assurance can be given that the transactions described therein will be consummated.

DIP Loans

Pursuant to a term sheet dated April 2, 2024 (the “DIP Term Sheet”), by and among the Company, as Borrower, the other Debtors, as guarantors, Cantor Fitzgerald Securities, as administrative agent (“Cantor” or “DIP Agent”), and the lenders party thereto (the “DIP Lenders”), and in connection with the Chapter 11 Cases and the RSA, the DIP Lenders have agreed to provide a priming, senior secured, superpriority debtor-in-possession delayed draw term loan facility (the “DIP Facility”) in an aggregate principal amount equal to up to $17,500,000 (the “DIP Facility Commitment”) to the Company on the terms set forth in the DIP Term Sheet and the definitive documentation to be negotiated, executed and delivered by the Company, DIP Agent, and the DIP Lenders in connection therewith, including credit, security, collateral and guarantee agreements (collectively, the “DIP Documents”).

Lenders’ obligations to provide the DIP Facility are subject to various conditions customary for DIP financings of this type, as well as conditions related to satisfactory completion of diligence and transaction structuring; that the RSA remains in full force and effect; and the Debtors have not entered into or committed to any plan, restructuring support agreement or any other agreement or understanding concerning the terms of a chapter 11 plan or other exit strategy without the consent of the Required DIP Lenders (as defined in the DIP Term Sheet).

The DIP Facility shall be used by the Company in accordance with the budget agreed upon between the Debtors and Required DIP Lenders (the “Approved Budget”).

Unless otherwise consented to in writing by the Required DIP Lenders, the DIP Facility and the Debtors’ right to use cash collateral shall automatically terminate (the date of such termination, the “Termination Date”) without further notice or court proceedings on the earliest to occur of: (i) 90 days after the Petition Date (the “Scheduled Maturity Date”); (ii) the date of termination of the DIP Facility Commitment and/or acceleration of any outstanding borrowings under the DIP Facility pursuant to an Event of Default (as defined in the DIP Term Sheet); (iii) the first business day on which the interim order approving the DIP Facility expires by its terms or is terminated, unless the final order approving the DIP Facility has been entered and become effective prior thereto; (iv) conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (v) dismissal of any of the Chapter 11 Cases; (vi) the closing of a sale of substantially all of the equity or assets of the Debtors or any material asset of the Debtors; (vii) the date of repayment in cash in full by the Debtors of all outstanding obligations under the DIP Facility and termination of the DIP Facility Commitment in accordance with the terms of the DIP Facility; and (viii) the effective date of the Debtors’ plan of reorganization confirmed in the Chapter 11 Cases.

The obligations of the Debtors under the DIP Term Sheet and DIP Documents will have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses under the Bankruptcy Code, subject to a carveout as specified in the DIP Term Sheet, and shall be secured by a first-priority priming lien on and a security interest in all assets and property of the Company, subject to the Carve-Out (as defined in the DIP Term Sheet) and other prepetition liens permitted under the DIP Documents. The Debtors’ cash collateral and proceeds of the DIP Facility will be used by the Debtors, as permitted by the interim and final orders approving the DIP Facility, the Approved Budget, and the DIP Documents, for working capital purposes, payment of adequate protection payments, and bankruptcy-related costs and expenses.

In consideration of the DIP Lenders’ provision of the DIP Facility, the Debtors propose to pay a closing fee of 3% of the DIP Facility Commitment and a commitment fee in an amount equal to 2% per annum of the undrawn DIP Facility Commitment payable on a monthly basis in cash. The Company will also pay all reasonable and documented fees and expenses of the DIP Lenders.

Interest on the amounts borrowed under the DIP Facility will accrue and be payable monthly at a rate of (i) SOFR + 7.50% per annum if paid in cash, or (ii) SOFR + 14.00% if paid-in-kind and added to the principal balance at the Company’s option. An additional 2.00% per annum will apply during the continuance of a default.

The DIP Documents will contain customary representations, warranties, affirmative and negative covenants (including covenants mandating compliance with the Approved Budget, variance testing and reporting requirements, among others), and events of default.

The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the DIP Term Sheet, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The transactions contemplated by the DIP Term Sheet are subject to approval by the Bankruptcy Court. Accordingly, no assurance can be given that the DIP Facility described herein will be consummated.

The information disclosed under Items 2.04 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information disclosed under Items 1.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04 to the extent required.

The entry into the RSA constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

•

that certain Credit Agreement, dated as of October 16, 2023 (as amended, modified, or otherwise supplemented from time to time), by and among the Company, as borrower, Cantor Fitzgerald Securities, as administrative and collateral agent, and the lenders thereunder (the “Prepetition Credit Agreement”); and

•

that certain Indenture, dated as of October 26, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among the Company, as issuer, and Wilmington Trust, National Association, as trustee (the “Indenture”).

The Debt Instruments provide that, as a result of the entry into the RSA, the principal and accrued and unpaid interest due thereunder shall be immediately due and payable. The amounts of the obligations under the Prepetition Credit Agreement and the Indenture, as increased, are $52,108,299 and $222,258,316, respectively. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights to enforce the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed under Items 1.01 and 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01 to the extent required.

As previously announced, by letter dated January 26, 2024, the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) determined to delist the Company’s securities from Nasdaq. The Company previously requested a hearing before the Nasdaq Hearings Panel, which request stayed the Staff’s delist determination at least pending completion of the hearing and the expiration of any extension that may be granted. On April 2, 2024, the Company withdrew from its hearing before the Nasdaq Hearings Panel in connection with the entry into the RSA.

Item 7.01	Regulation FD Disclosure.

On April 2, 2024, the Company issued a press release announcing the RSA and the Chapter 11 Cases, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”). All of the information in the Press Release is incorporated by reference herein. All such information is being furnished rather than “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1^	Restructuring Support Agreement, dated as of April 2, 2024, by and among View, Inc. and the parties thereto

10.2^	Summary of Proposed Terms and Conditions for DIP Financing and Use of Cash Collateral, dated as of April 2, 2024, by and among View, Inc. and the parties thereto

99.1	Press Release, dated April 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward Looking Statements

This Current Report on Form 8-K, and certain materials View files with the Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements regarding the restructuring of the Debtors, the RSA, the Prepackaged Plan, the Chapter 11 Cases, and the debtor-in-possession financing facility. These forward-looking statements are based on current expectations, estimates, assumptions, projections and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual outcomes and results to differ materially from such forward-looking statements include, but are not limited to, the following: the bankruptcy process; the Company’s ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; risk associated with third party motions in any bankruptcy case; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the continued availability of operating capital during the pendency of the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; the Company’s ability to negotiate definitive documentation for or perform under the terms of the debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors during the Chapter 11 Cases; the Company’s trading price and the effects of the Chapter 11 Cases on the liquidity of the Company’s Common Stock. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, its Quarterly Reports on Form 10-Q and in its other filings with the SEC. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
Name:	Bill Krause
Title:	Chief Legal Officer

Dated: April 2, 2024